                                                                    Exhibit 21.1

                             HARCOURT GENERAL, INC.
                           Subsidiaries & Affiliates*


ENTITY                                        JURISDICTION OF INCORPORATION
------                                        -----------------------------

A.K.R. Conseil                                France
A.S.I. (UK) Ltd.                              United Kingdom
Academic Press Limited                        England
Alison Licensing, Inc.                        Delaware
Assessment Systems, Inc.                      Delaware
Bailliere Tindall Limited                     England
Bergdorf Goodman, Inc.                        New York
Bergdorf Graphics, Inc.                       New York
Broadcasters, Inc.                            Texas
California College for Health Sciences        California
Career Care, Inc.                             Delaware
Chef's Acquisition Corp.                      Delaware
DBM Australia Limited                         Delaware
DBM Career Management (Singapore) Pte Ltd     Singapore
DBM France, S.A.                              France
DBM International, Inc.                       Delaware
DBM New Zealand Limited                       New Zealand
DBM Training and Consulting, Inc.             Delaware
Deltak Ges.m.b.H                              Austria
Drake Beam Morin-Canada, Inc.                 Ontario
Drake Beam Morin, Inc.                        Delaware
Drake Beam Morin plc                          England and Wales
Educalivres Group Inc. - Group Educalivres I  Quebec
Educatief B.V.                                Netherlands
Edunetics Corporation                         Delaware
Edunetics International B.V.                  Netherlands
Edunetics Limited                             Israel
Emcor, Inc.                                   Delaware
English Language Institute, Inc.              Delaware
Ermine Trading Corporation                    California
Eurodidakt B.V.                               Netherlands
Eurodidakt Holding B.V.                       Netherlands
Executive In Residence, Inc.                  New York
Foundation for Marine Animal Husbandry, Inc.  Florida
GMN, Inc.                                     Delaware
Grune & Stratton Limited                      England
HG Land Co., Inc.                             Delaware

HGI Investment Trust                                          Massachusetts
HRW and WBS Canada Corporation, Inc.                          New York
HRW Distributors, Inc.                                        Delaware
Hammond Pond Investments, Inc.                                Massachusetts
Harcourt Brace & Company                                      Delaware
Harcourt Brace & Company Asia Pte Ltd                         Singapore
Harcourt Brace & Company Australia Pty Limited                Australia
Harcourt Brace & Company Canada, Ltd.                         Ontario
Harcourt Brace & Company Hong Kong Limited                    Hong Kong
Harcourt Brace & Company Limited                              England
Harcourt Brace & Company New Zealand Pty.
   Limited                                                    Australia
Harcourt Brace Andina, S.A.                                   Columbia
Harcourt Brace Argentina, S.A.                                Argentina
Harcourt Brace de Espana, S.A.                                Spain
Harcourt Brace de Mexico, S.A. de C.V.                        Mexico
Harcourt Brace de Venezuela, C.A.                             Venezuela
Harcourt Brace FSC, Inc.                                      US Virgin Islands
Harcourt Brace Japan, Inc.                                    Japan
Harcourt Brace Legal and Professional
   Publications, Inc.                                         Delaware
Harcourt Brace Publishers International, Inc.                 Delaware
Harcourt General Charitable Foundation, Inc.                  Massachusetts
Harcourt General Services, Inc.                               Delaware
Holt, Rinehart and Winston Limited                            England
Human Nature, Inc.                                            Delaware
ICS Acquisition Company                                       Florida
ICS Intangibles Holding Company                               California
ICS Learning Systems, Inc.                                    Delaware
Innovation Research, Inc.                                     Delaware
International Correspondence Schools                          Australia
   (Australia) Pty Ltd
International Correspondence Schools Canadian,
   Limited                                                    Canada
International Correspondence Schools, Inc.                    Pennsylvania
International Correspondence Schools Limited                  England
International Correspondence Schools                          New Zealand
   (New Zealand) Limited
International Correspondence Schools
   (Overseas) Limited                                         England
Intertext Group Limited                                       England
Intext International Sales Corp.                              Delaware
James Martin Insight, Inc.                                    Illinois
KO Corporation                                                Delaware
Kentucky School of Technology, Inc.                           Delaware


Laureate Canada Inc.                                          Ontario
Louisiana CPA Review, Inc.                                    Delaware
M-Mash, Inc.                                                  Colorado
Miller Comprehensive CPA Review, Inc.                         Delaware
NBD Incorporated                                              Delaware
NETG Applied Learning GmbH                                    Germany
NETG Applied LEARNING GmbH
   (Vienna, Austria)                                          Austria
NETG Direct, Inc.                                             Delaware
NETG Holding, Inc.                                            Delaware
NETG Limited                                                  United Kingdom
NM Direct de Mexico, S.A. de C.V.                             Mexico
NM Financial Services, Inc.                                   Delaware
NM Nevada Trust                                               Massachusetts
N.T.I. Nederlands Talen Instituut B.V.                        Netherlands
National Education Centers, Inc.                              California
National Education Corporation                                Delaware
National Education Credit Corporation                         California
National Education Enterprises, Inc.                          California
National Education Foreign Sales Corporation                  U.S. Virgin Islands
National Education International Corp.                        California
National Education Payroll Corp.                              California
National Education Training Group, Inc.                       Nevada
National Learning Systems, Inc.                               Delaware
Neiman Marcus Funding Corporation                             Delaware
Neiman Marcus Holdings, Inc.                                  California
Neiman Marcus Special Events, Inc.                            Delaware
Pastille By Mail, Inc.                                        Delaware
SIFTCO, Inc.                                                  Massachusetts
SV Acquisition Corp.                                          Delaware
SV Distribution Company                                       Delaware
Spectrum Interactive Incorporated                             Delaware
Steck-Vaughn Company                                          Delaware
Steck-Vaughn Publishing Corporation                           Delaware
T & A D Poyser Limited                                        England
The Neiman Marcus Group, Inc.                                 Delaware
The Psychological Corporation                                 New York
The Psychological Corporation Limited                         England
The School of Accountancy Limited                             Scotland
W. B. Saunders Company Limited                                England


* Includes The Neiman Marcus Group, Inc. (of which Harcourt General, Inc. is the majority shareholder), and the direct and indirect subsidiaries of The Neiman Marcus Group, Inc.